N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of MTB Group of Funds on behalf of MTB Large Cap Growth Fund II, MTB Large Cap Value Fund II, MTB Managed Allocation Fund - Aggressive Growth II, MTB Managed Allocation Fund
- Conservative Growth II, MTB Managed Allocation Fund - Moderate Growth II (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: August 15, 2007

/s/ Charles L. Davis, Jr.
Name:  Charles L. Davis, Jr.
Title: Principal Executive Officer



Dated: August 15, 2007

/s/ Richard N. Paddock
Name:  Richard N. Paddock
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.